Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Interestholders of S&P 500 Index Master Portfolio, a series of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLC

Philadelphia, Pennsylvania

April 28, 2016